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As filed with the Securities and Exchange Commission on July 22, 2008

Registration No. 001-34108

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

DMRC Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-2828185 (I.R.S. Employer Identification No.)
9405 SW Gemini Drive Beaverton, Oregon (Address of principal executive offices)	97008 (Zip Code)

Registrant's telephone number, including area code:
(503) 469-4800

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:
None.

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Information Required in Registration Statement

Cross-Reference Sheet Between the Information Statement and Items of Form 10

        Our information statement is filed on Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

Item 1.    Business

        The information required by this item is contained under the sections "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business of DMRC Corporation" of the information statement, which sections are incorporated herein by reference.

Item 1A.    Risk Factors

        The information required by this item is contained under the section "Risk Factors" of the information statement, which section is incorporated herein by reference.

Item 2.    Financial Information

        The information required by this item is contained under the sections "Selected Historical Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the information statement, which sections are incorporated herein by reference.

Item 3.    Properties

        The information required by this item is contained under the section "Business of DMRC Corporation—Properties and Facilities" of the information statement, which section is incorporated herein by reference.

Item 4.    Security Ownership of Certain Beneficial Owners and Management

        The information required by this item is contained under the section "Security Ownership of Certain Beneficial Owners and Management" of the information statement, which section is incorporated herein by reference.

Item 5.    Directors and Executive Officers

        The information required by this item is contained under the section "Management" of the information statement, which section is incorporated herein by reference.

Item 6.    Executive Compensation

        The information required by this item is contained under the section "Executive Compensation" of the information statement, which section is incorporated herein by reference.

Item 7.    Certain Relationships and Related Transactions, and Director Independence

        The information required by this item is contained under the sections "Our Relationship with Digimarc Corporation after the Spin-Off" and "Management" of the information statement, which sections are incorporated herein by reference.

Item 8.    Legal Proceedings

        The information required by this item is contained under the section "Business of DMRC Corporation—Legal Proceedings" of the information statement, which section is incorporated herein by reference.

Item 9.    Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters

        The information required by this item is contained under the sections "Summary," "The Spin-Off," "Dividend Policy," "Capitalization," "Management" and "Description of Our Capital Stock" of the information statement, which sections are incorporated herein by reference.

Item 10.    Recent Sales of Unregistered Securities

        Not applicable.

Item 11.    Description of Registrant's Securities to be Registered

        The information required by this item is contained under the section "Description of Our Capital Stock" of the information statement, which section is incorporated herein by reference.

Item 12.    Indemnification of Officers and Directors

        The information required by this item is contained under the section "Limitation of Liability and Indemnification of Directors and Officers" of the information statement, which section is incorporated herein by reference.

Item 13.    Financial Statements and Supplementary Data

        The information required by this item is contained under the sections "Summary," "Pro Forma Financial Information," "Selected Historical Financial Information" and "Financial Statements" of the information statement, which sections are incorporated herein by reference.

Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        None.

Item 15.    Financial Statements and Exhibits

        (a)    Financial Statements.    The information required by this item is contained under the section "Index to Financial Statements" beginning on page F-1 of the information statement, which section is incorporated herein by reference.

        (b)    Exhibits.    The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Separation Agreement among DMRC Corporation, DMRC LLC, Digimarc Corporation and, with respect to certain sections, L-1 Identity Solutions, Inc.*
3.1	Certificate of Incorporation of DMRC Corporation**
3.2	Bylaws of DMRC Corporation*
4.1	Specimen common stock certificate of DMRC Corporation***
10.1	Form of Transition Services Agreement between DMRC Corporation and Digimarc Corporation*
10.2	Form of License Agreement between DMRC Corporation and L-1 Identity Solutions Operating Company*
99.1	Information Statement of DMRC Corporation*

*
Filed herewith.

**
Previously filed.

***
To be filed by amendment.

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 22, 2008

DMRC CORPORATION
By:	/s/ BRUCE DAVIS Bruce Davis Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1	Form of Separation Agreement among DMRC Corporation, DMRC LLC, Digimarc Corporation and, with respect to certain sections, L-1 Identity Solutions, Inc.*
3.1	Certificate of Incorporation of DMRC Corporation**
3.2	Bylaws of DMRC Corporation*
4.1	Specimen common stock certificate of DMRC Corporation***
10.1	Form of Transition Services Agreement between DMRC Corporation and Digimarc Corporation*
10.2	Form of License Agreement between DMRC Corporation and L-1 Identity Solutions Operating Company*
99.1	Information Statement of DMRC Corporation*

*
Filed herewith.

**
Previously filed.

***
To be filed by amendment.

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Information Required in Registration Statement Cross-Reference Sheet Between the Information Statement and Items of Form 10
  Item 1. Business
  Item 1A. Risk Factors
  Item 2. Financial Information
  Item 3. Properties
  Item 4. Security Ownership of Certain Beneficial Owners and Management
  Item 5. Directors and Executive Officers
  Item 6. Executive Compensation
  Item 7. Certain Relationships and Related Transactions, and Director Independence
  Item 8. Legal Proceedings
  Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters
  Item 10. Recent Sales of Unregistered Securities
  Item 11. Description of Registrant's Securities to be Registered
  Item 12. Indemnification of Officers and Directors
  Item 13. Financial Statements and Supplementary Data
  Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
  Item 15. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX